As filed with the Securities and Exchange Commission on June 18, 1998
                                                               File No. 811-3170
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-2


         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
                                Amendment No. 33

                              THE MEXICO FUND, INC.
               (Exact Name of Registrant as Specified in Charter)

                        77 Aristoteles Street, 3rd Floor
                                  Col. Polanco
                               11560 Mexico, D.F.
                                     Mexico

        Registrant's telephone number, including Area Code (525) 280-1636

                            Sander M. Bieber, Esquire
                             Dechert Price & Rhoads
                              1750 Eye Street, N.W.
                             Washington, D.C. 20006
                                 (202) 261-3300
                     (Name and Address of Agent for Service)



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                                     Part C

         Registrant's Amended and Restated By-Laws, as adopted June 16, 1998 by Registrant's Board of Directors, are filed herewith as Exhibit 2(b).

         Registrant's Investment Advisory and Management Agreement, as amended and restated dated June 16, 1998, is filed herewith as Exhibit 2(g).

         Power of Attorney filed herewith as Exhibit 2(n).



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                                   SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the District of Columbia, on the 16th day of June, 1998.






                                            THE MEXICO FUND, INC.
                                            Jose Luis Gomez Pimienta
                                            President*




                                             By: /s/ Sander M. Bieber
                                             Sander M. Bieber
                                             As Attorney-In-Fact


*Pursuant to Power of Attorney filed herewith.


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                                  EXHIBIT INDEX

Exhibit No.                                 Description

2(b)                                        Amended and Restated By-Laws

2(g)                                        Investment Advisory and Management
                                            Agreement

2(n)                                        Power of Attorney